                                                                  EXHIBIT 10.22

                                          *** TEXT OMITTED AND FILED SEPARATELY
                                               CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4)
                                                            200.83 AND 230.406.

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (the "Agreement") dated as of June 11, 1999 (the "Effective Date") is made by and between ELITRA PHARMACEUTICALS, INC., a corporation organized under the laws of the State of California (the "Company"), and SAN DIEGO STATE UNIVERSITY FOUNDATION, a California nonprofit public benefit corporation (the "Foundation").

                                    RECITALS

         WHEREAS, the Foundation possesses chitobiase, a proprietary enzyme useful for the discovery and development of chemical compounds;

         WHEREAS, the Company is engaged in the discovery, development and commercialization of chemical compounds for therapeutic applications; and

         WHEREAS, the Foundation wishes to grant to the Company, and the Company wishes to obtain from the Foundation, an exclusive license to such enzyme, including patent rights and know-how related thereto, on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 "AFFILIATE" means any corporation or other entity which controls, is controlled by, or is under common control with, a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than 50% of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

         1.2 "CONFIDENTIAL INFORMATION" means any confidential or proprietary information of a party, including information relating to the Licensed Technology and any information relating to any compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to such party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form. Notwithstanding the foregoing, Confidential Information shall not include any information which the receiving party can prove by competent written evidence:

                  (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available;

                  (b) is known by the receiving party at the time of receiving such information, as evidenced by its records;

                  (c) is hereafter furnished to the receiving party by a Third Party, as a matter of right and without restriction on disclosure;

                  (d) is independently developed by the receiving party without the aid, application or use of information of the other party; or

                  (e) is the subject of a written permission to disclose provided by the disclosing party.

         1.3 "CONTROL" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

         1.4 "ENZYME" means the chitobiase enzyme expressed as a cytoplasmic protein for use as a reporter to measure gene transcription.

         1.5 "FIRST COMMERCIAL SALE" means the first sale of the Enzyme for use in research in a given country. Sale to an Affiliate or sublicensee shall not constitute a First Commercial Sale unless the Affiliate or Sublicensee is the end user of the Enzyme.

         1.6 "KNOW-HOW" means all know-how, trade secrets, inventions, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, whether or not patentable, under the Control of the Foundation, which are not covered by the Patent Rights, but which are necessary or appropriate for use of the Enzyme, and which are not generally publicly known, including, without limitation, all chemical, biochemical, toxicological and scientific research information.

         1.7  "LICENSED TECHNOLOGY" means the Patent Rights and the Know-How.

         1.8 "NET SALES" means the gross amounts invoiced for sales of the Enzyme, or any analogue or derivative thereof, by the Company and its Affiliates to a Third Party, less (a) discounts actually granted, (b) credits or allowances actually granted upon claims, damaged goods, rejections or returns of the Enzyme, including recalls, (c) freight, postage, shipping and insurance charges actually allowed or paid for delivery of the Enzyme, to the extent billed (with the understanding that the shipping costs are normally paid by the buyer), and (d) taxes, duties or other governmental charges (other than income taxes) levied on, absorbed or otherwise imposed on sales of the Enzyme. In the event that a product sold by the Company or its Affiliates is comprised in part of the Enzyme and in part of one or more other components (E.G. a substrate), Net Sales shall equal the fair market value of the Enzyme.

         1.9 "PATENT RIGHTS" means all rights under any patent or patent application related to the Enzyme which is under the Control of the Foundation and any and all patents issuing therefrom (including utility, model and design patents and certificates of invention), together with any and all substitutions, extensions (including supplemental protection certificates),

                                      2.

registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals and foreign counterparts of the aforementioned.

         1.10 "SUBLICENSEE" means any Third Party to whom the Company grants a sublicense of its rights under Section 2.1.

         1.11 "TERM" shall have the meaning set forth in Section 7.1.

         1.12 "THIRD PARTY" means any person or entity other than the Company or the Foundation or an Affiliate of the Company or the Foundation.

                                    ARTICLE 2
                                GRANT OF LICENSE

         2.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement, the Foundation hereby grants to the Company an exclusive, worldwide license, including the right to grant sublicenses through multiple tiers of sublicense, under the Licensed Technology to develop, make, have made, use, offer for sale, sell and import the Enzyme or any product which is identified, discovered or developed using the Enzyme.

         2.2 SUBLICENSES. The Company shall notify any Sublicensee hereunder of all rights and obligations of the Company under this Agreement which are sublicensed to such Sublicensee. The Company shall notify the Foundation of any sublicense to the Licensed Technology granted hereunder.

         2.3 RESERVATION OF RIGHTS. Notwithstanding the license grant set forth in Section 2.1, the United States government reserves all statutory rights under 35 U.S.C. Sections 201-211, and the regulations promulgated thereunder, with respect to Licensed Technology wholly or partially funded by the United States government.

                                    ARTICLE 3
                        ROYALTY PAYMENTS; RECORDS; AUDITS

         3.1      ROYALTIES.

                  (a) The Company will pay to the Foundation a royalty equal to [... *** ...]% of Net Sales.

                  (b) The Company will pay to the Foundation a royalty equal to [... *** ...]% of amounts received by the Company from any Sublicensee for sales by such Sublicensee of the Enzyme for use in research.

                  (c) Notwithstanding the foregoing, no royalty or other payment shall be due to the Foundation (i) for sales of any product which is identified, discovered or developed using the Enzyme, or (ii) for use of the Enzyme by the Company or any of its Affiliates or any Third Party in collaboration with the Company or any of its Affiliates for their own research purposes, including, without limitation, use of the Enzyme for drug discovery.

                                             *CONFIDENTIAL TREATMENT REQUESTED
                                      3.

         3.2 PAYMENT; REPORTS. Royalty payments shall be calculated and reported for each calendar quarter. All royalty payments due to the Foundation under this Agreement shall be paid within 60 days of the end of each calendar quarter, unless otherwise specifically provided herein. Each payment of royalties shall be accompanied by a report in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation, Net Sales, the royalties payable in United States dollars, the method used to calculate the royalty and the exchange rates used.

         3.3 EXCHANGE RATE; MANNER AND PLACE OF PAYMENT. All payments due hereunder shall be payable in United States dollars. With respect to each quarter, for countries other than the United States, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange reported in THE WALL STREET JOURNAL on the last business day of the applicable reporting period. All payments owed under this Agreement shall be made by wire transfer, unless otherwise specified in writing by the Foundation.

         3.4 RECORDS AND AUDITS. During the Term and for a period of five years thereafter, the Company shall keep complete and accurate records in sufficient detail to permit the Foundation to confirm the accuracy of all payments due hereunder. The Foundation shall have the right to cause an independent, certified public accountant reasonably acceptable to the Company to audit such records to confirm royalty payments for the preceding year. Such audits may be exercised during normal business hours no more than once in any 12-month period upon at least 30 working days' prior written notice to the Company. The Foundation shall bear the full cost of such audit unless such audit discloses an underpayment by more than 5% of the amount due under this Agreement. In such case, the Company shall bear the full cost of such audit.

         3.5 TAXES. All taxes levied on account of the royalty payments accruing to the Foundation under this Agreement shall be paid by the Foundation for its own account, including taxes levied thereon as income to the Foundation. If provision is made in law or regulation for withholding, such tax shall be deducted from the royalty payments made by the Company to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to the Foundation. Each party agrees to assist the other party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

         3.6 PROHIBITED PAYMENTS. Notwithstanding any other provision of this Agreement, if the Company is prevented from paying any such royalty by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such royalty may be paid by depositing funds in the currency in which accrued to the Foundation's account in a bank acceptable to the Foundation in the country whose currency is involved.

                                    ARTICLE 4
                                 CONFIDENTIALITY

         During the Term and for a period of five years thereafter, each party shall maintain all Confidential Information of the other party as confidential and shall not disclose any Confidential Information of the other party to any Third Party or use any Confidential Information of the other party for any purpose, except (a) as expressly authorized by this

                                      4.

Agreement, (b) to file and prosecute patent applications, (c) as required by law, rule, regulation or court order (provided that the disclosing party shall use commercially reasonable efforts to obtain confidential treatment of any such Confidential Information required to be disclosed and shall promptly notify the other party of any law, rule, regulation or court order requiring disclosure of such Confidential Information as soon as it becomes known to the disclosing party and shall refrain from objecting or opposing reasonable and lawful efforts of the disclosing party to prevent disclosure), or (d) to its Affiliates, sublicensees, employees, agents, consultants and other representatives, as well as to potential collaborators or sublicensees, so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Each party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its Affiliates, sublicensees, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of Confidential Information of the other party. Each party shall promptly notify the other party upon discovery of any unauthorized use or disclosure of Confidential Information of the other party.

                                    ARTICLE 5
                          INTELLECTUAL PROPERTY RIGHTS

         5.1 APPLICATION, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS. From and after the Effective Date, the Company shall, at its expense, be responsible for filing, prosecuting and maintaining patents and/or patent applications in the United States for those inventions covered by the Patent Rights. The Company will keep the Foundation advised of the status of the filing, prosecution and maintenance of the Patent Rights and will provide to the Foundation copies of official actions, amendments and responses with respect to such filing, prosecution and maintenance. In the event that the Company desires to abandon any Patent Rights, or if the Company later declines responsibility for any Patent Rights, the Company shall provide reasonable prior written notice to the Foundation of such intention to abandon or decline responsibility, and the Foundation shall have the right, at its expense, to file, prosecute, and maintain such Patent Rights.

         5.2 INFRINGEMENT BY THIRD PARTIES. The Company and the Foundation shall promptly notify the other in writing of any alleged or threatened infringement of any patent or patent application covered by the Patent Rights or misappropriation of Know-How, of which they become aware. Both parties shall use their best efforts in cooperating with each other to terminate such infringement or misappropriation without litigation. The Company shall have the first right to bring and control any action or proceeding with respect to such infringement or misappropriation, at its own expense and by counsel of its own choice, and the Foundation shall have the right to participate in such action, at its own expense and by counsel of its own choice, if there are claims or defenses which are not shared with the Company, or if the Company fails to prosecute or raise claims or defenses that are shared by the Company and the Foundation. If the Company fails to bring an action or proceeding within (a) 90 days following the notice of alleged infringement or misappropriation, or (b) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, the Foundation shall have the right to bring and control any such action, at its own expense and by counsel of its own choice, and the Company shall have the right to be represented in any such

                                      5.

action, at its own expense and by counsel of its own choice. In the event a party brings an infringement action, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney of reasonable scope. Neither party shall have the right to settle any patent infringement litigation or misappropriation under this Section 5.2 in a manner that diminishes the rights or interests of the other party without the prior written consent of the other party. Except as otherwise agreed to by the parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of the Company and the Foundation, shall belong to the party who brought the action.

         5.3 INFRINGEMENT OF THIRD PARTY RIGHTS. The Company and the Foundation shall promptly notify the other in writing of any allegation by a Third Party that the exercise of the rights granted to the Company under this Agreement infringes or may infringe the intellectual property rights of such Third Party. The Company shall have the first right to control any defense of such claim, at its own expense and by counsel of its own choice, and the Foundation shall have the right to participate in such action, at its own expense and by counsel of its own choice, if there are counterclaims or defenses which are not shared with the Company, or if the Company fails to prosecute or raise counterclaims or defenses that are shared by the Company and the Foundation. If the Company fails to proceed in a timely fashion with regard to such defense, the Foundation shall have the right to control any such defense of such claim, at its own expense and by counsel of its own choice, and the Company shall have the right to be represented in any such action, at its own expense and by counsel of its own choice. Neither party shall have the right to settle any patent infringement litigation under this
Section 5.3 in a manner that diminishes the rights or interests of the other party or obligates the other party to make any payment or take any action without the prior written consent of the other party. Except as otherwise agreed to by the parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of the Company and the Foundation, shall belong to the party who brought the action.

                                    ARTICLE 6
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         6.1 CORPORATE POWER. Each party hereby represents and warrants that it is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         6.2 DUE AUTHORIZATION. Each party hereby represents and warrants that such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

         6.3 BINDING AGREEMENT. Each party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

                                      6.

         6.4 OWNERSHIP OF PATENT RIGHTS. The Foundation represents and warrants that (a) it is the sole owner of all right, title and interest in and to the Patent Rights, (b) it has not granted any license under the Patent Rights to any Third Party and is under no obligation to grant any such license except to the Company, and (c) there are no outstanding liens, encumbrances, agreements or understandings of any kind, either written, oral or implied, regarding the Patent Rights which are inconsistent or in conflict with this Agreement.

         6.5 PATENT PROCEEDINGS. The Foundation represents and warrants that, to the best of its knowledge, no patent application within the Patent Rights is the subject of any pending interference, opposition, cancellation or other protest proceeding.

         6.6 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         6.7 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR tPUNITIVE DAMAGES IN CONNECTION WITH THE BREACH OF THIS AGREEMENT OR ANY CLAIM ARISING OUT OF THE LICENSED TECHNOLOGY.

         6.8 INDEMNIFICATION BY THE COMPANY. The Company hereby agrees to indemnify, save, defend and hold harmless the Foundation and its trustees, officers, employees, students and agents from and against any and all suits, claims, actions demands, liabilities, expenses and losses, including reasonable legal expense and attorneys' fees ("Losses"), arising directly or indirectly out of the breach of any representation or warranty made by the Company hereunder or out of the practice by the Company of the license granted hereunder, except to the extent such Losses result from the gross negligence or the willful misconduct of the Foundation. In the event the Foundation seeks indemnification under this Section 6.7, the Foundation shall inform the Company of a claim as soon as reasonably practicable after the Foundation receives notice of the claim, shall permit the Company to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Company) in the defense of the claim.

         6.9 INDEMNIFICATION BY THE FOUNDATION. The Foundation hereby agrees to indemnify, save, defend and hold harmless the Company from and against any and all Losses arising directly or indirectly out of the breach of any representation or warranty made by the Foundation hereunder, except to the extent such Losses result from the gross negligence or the willful misconduct of the Company. In the event the Company seeks indemnification under this Section 6.8, the Company shall inform the Foundation of a claim as soon as reasonably practicable after the Company receives notice of the claim, shall permit the Foundation to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Foundation) in the defense of the claim.

                                      7.

         6.10 DUE DILIGENCE. The Company agrees to use commercially reasonable efforts to commercialize the Enzyme. If the Foundation believes that the Company has not used commercially reasonable efforts to commercialize the Enzyme, then the Foundation may seek resolution pursuant to
Article 8 of this Agreement. In the event the arbitrator determines that the Company has not used commercially reasonable efforts to commercialize the Enzyme, the license set forth in Section 2.1 shall become a non-exclusive license for the Company, alone or in its drug discovery collaborations, to use the Enzyme for drug identification, discovery and development, and the Company shall have no further right to develop, make, have made, use, offer for sale, sell or import the Enzyme.

                                    ARTICLE 7
                                TERM; TERMINATION

         7.1 TERM. This Agreement shall commence as of the Effective Date and shall continue until the expiration of the last to expire patent under the Patent Rights or, if no patent issues under the Patent Rights, 15 years after the Effective Date, unless terminated earlier as provided herein (the "Term"). Following the expiration of this Agreement, the Company shall have a license on the same terms as set forth in Section 2.1, except that the license shall be a non-exclusive, worldwide, fully-paid, irrevocable license.

         7.2 TERMINATION. Either party may terminate this Agreement prior to the expiration of the Term upon the occurrence of any of the following:

                  (a) Upon or after the bankruptcy, insolvency, dissolution or winding up of the other party (other than dissolution or winding up for the purposes of reorganization or consolidation); or

                  (b) Upon or after the breach of any material provision of this Agreement by the other party if the breaching party has not cured such breach within 60 days after written notice thereof by the other party.

         7.3 EFFECT OF TERMINATION.

                  (a) Upon termination of this Agreement by the Foundation, all rights to the Licensed Technology will revert to the Foundation.

                  (b) Within 30 days following termination of this Agreement, each party shall return to the other party, or destroy, upon the written request of the other party, any and all Confidential Information of the other party in its possession.

                  (c) Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, including, without limitation, payment of accrued royalties. The provisions of Sections 3.4, 4.1, 6.6, 6.7, 6.8, 6.9 and 7.3 and Articles 1, 8 and 9 shall survive termination or expiration of this Agreement.

                  (d) Upon termination of this Agreement, any sublicenses granted hereunder by the Company shall remain in full force and effect, but shall be assigned to the Foundation.

                                      8.

                                    ARTICLE 8
                               DISPUTE RESOLUTION

         If any dispute arises between the parties relating to the interpretation, breach or performance of this Agreement or the grounds for the termination thereof, and the parties cannot resolve the dispute within 30 days of a written request by either party to the other party, the parties agree to hold a meeting, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within 60 days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current commercial rules and regulations of the American Arbitration Association (the "AAA") relating to voluntary arbitrations. The arbitration shall be held in San Diego, California. The arbitration shall be conducted by one arbitrator, who is knowledgeable in the subject matter at issue in the dispute and who will be selected by mutual agreement of the parties or, failing such agreement, shall be selected in accordance with AAA rules. Each party shall initially bear its own costs and legal fees associated with such arbitration. The prevailing party in any such arbitration shall be entitled to recover from the other party actual attorneys' fees, costs and expenses incurred by the prevailing party in connection with such arbitration. The decision of the arbitrator shall be final and binding on the parties. The arbitrator shall prepare and deliver to the parties a written, reasoned opinion conferring its decision. Judgment on the award so rendered may be entered in any court having competent jurisdiction thereof.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

         9.2 ASSIGNMENT. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); PROVIDED, HOWEVER, that either party may assign this Agreement and its rights and obligations hereunder without the other party's consent (a) in connection with the transfer or sale of all or substantially all of the business of such party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, or (b) to any Affiliate. Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve the assigning party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

                                      9.

         9.3 GOVERNMENTAL INTEREST. The parties acknowledge that the Foundation has received, and expects to continue to receive, funding from the United States government in support of the research conducted at the Foundation. The Company and the Foundation acknowledge and agree that their respective rights and obligations pursuant to this Agreement with respect to any Licensed Technology shall be subject to the Foundation's obligations to, and the rights of, the United States government, if any, which arise out of or result from the Foundation's receipt of research funding from the United States government.

         9.4 GOVERNING LAW; VENUE. This Agreement shall be governed by the laws of the State of California, as those laws are applied to contracts entered into and to be performed entirely in California by California residents. Any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a court of applicable jurisdiction in San Diego County, California, and each party hereby consents to the jurisdiction and venue of such court.

         9.5 NOTICES. Any notices or communications provided for in this Agreement to be made by either of the parties to the other shall be in writing and delivered personally or sent by United States mail, registered or certified, postage paid, by overnight delivery service such as FedEx or UPS or by facsimile, with confirmation of receipt, addressed as follows:

         IF TO THE COMPANY:         ELITRA PHARMACEUTICALS, INC.
                                    3510 Dunhill
                                    San Diego, CA  92121
                                    Attn: Chief Financial Officer
                                    Phone No. (619) 410-3000
                                    Fax No. (619) 410-3810

         IF TO THE FOUNDATION:      SAN DIEGO STATE UNIVERSITY FOUNDATION
                                    5250 Campanile Drive
                                    San Diego, CA  92182-1934
                                    Attn: Stuart G. Gordon, Ph.D.
                                    Director, Technology Transfer Office
                                    Phone No. (619) 594-0516
                                    Fax No. (619) 594-0354

         Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

         9.6 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same rights or remedies or of any other of such party's rights or remedies provided in this Agreement.

                                      10.

         9.7 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth all of the agreements and understandings between the parties hereto with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the parties other than as set forth herein. No subsequent amendment, modification or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties.

         9.9 PUBLICITY. The parties agree that neither party will originate any press release or other public announcement, written or oral, or otherwise make any disclosure relating to the existence or terms of or performance under this Agreement without the prior written consent of the other party, except as may otherwise be required by law.

         9.10 INDEPENDENT CONTRACTORS. It is expressly agreed that the Foundation and the Company shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency of any kind. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior written consent of the other party.

         9.11 HEADINGS. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

         9.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      11.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ELITRA PHARMACEUTICALS, INC.

/s/ Alana Wheeler
----------------------------------------------
Alana B. Wheeler
Chief Financial Officer and
Vice President, Business Development

SAN DIEGO STATE UNIVERSITY FOUNDATION


By: /s/ Stuart G. Gordon
----------------------------------------------

Name:  Stuart G. Gordon, PhD.
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Title:  Director, Technology Transfer Office
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By: /s/ Steven A. Bloom
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    Steve Bloom
    Associate General Manager, SDSU Foundation

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